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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of BioSante Pharmaceuticals, Inc. on Form S-8 of our report dated February 14, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph indicating that BioSante Pharmaceuticals, Inc. is in the development stage), appearing in the Annual Report on Form 10-KSB of BioSante Pharmaceuticals, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois

October 2, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT